Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-141212 of Dow 30SM Enhanced Premium & Income Fund Inc. on Form N-2 of our report dated April 23, 2007 appearing in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Princeton, New Jersey

April 24, 2007